EXHIBIT 23.6

CONSENT

Reference is made to the Annual Report on Form 40-F for the year ended December 31, 2014 (the “Annual Report”) of Teck Resources Limited (the “Company”) to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

We hereby consent to references to our firm’s name and use of our report under the heading “Description of the Business - Energy – Frontier Project,” “Description of the Business – Oil and Gas Resources – Frontier” and for “Schedule C – NI 51-101 Evaluation, Audit and Review Reports” and all other references to our name included or incorporated by reference in: (i) the Annual Report of the Company; (ii) the Company’s registration statements on Form S-8 (File Nos. 333-140184 and 333-170840); and (iii) the incorporation by reference in registration statement on Form F-10  of the Company (File No. 333-199499) and of Teck Metals Ltd. (File No. 333-199499-01), filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, as applicable.

Yours very truly,

SPROULE UNCONVENTIONAL LIMITED

/s/ Cameron Six
Name: Cameron Six Title: Vice President Unconventional

Dated: March 5, 2015
Calgary, Alberta, Canada